UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

OLD DOMINION FREIGHT LINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-19582	56-0751714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina		27360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 889-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	ODFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2024, the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”) elected Clayton G. Brinker to serve as Vice President – Accounting and Finance of the Company and designated Mr. Brinker as the principal accounting officer of the Company, each effective August 2, 2024 (the “Effective Date”). As previously disclosed, Kimberly S. Maready, who currently serves as Vice President – Accounting and Finance of the Company and is designated as the principal accounting officer of the Company, notified the Company that she will be retiring from the Company on the Effective Date.

Mr. Brinker, age 39, is a certified public accountant and has served as Director – Financial Reporting since he joined the Company in March 2016. Prior to joining the Company, Mr. Brinker served as Corporate Controller – Solar Materials at SunEdison from January 2015 to March 2016. Prior to that role, Mr. Brinker served as a Manager at PricewaterhouseCoopers LLP, where he was employed from August 2008 to January 2015. There are no arrangements or understandings between Mr. Brinker and any other person pursuant to which he was selected as an officer. Mr. Brinker does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Brinker has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 15, 2024. The following matters, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2024, were voted upon by the Company’s shareholders at the Annual Meeting. The final voting results are reported below.

Proposal 1 – Election of Twelve Directors

Each of the following individuals were elected by the shareholders to serve as directors for one-year terms and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors, and received the number of votes set opposite their respective names:

Nominee	For	Withheld	Broker Non-Votes
Sherry A. Aaholm	95,272,882	2,326,892	2,725,398
David S. Congdon	92,507,355	5,092,419	2,725,398
John R. Congdon, Jr.	93,058,554	4,541,220	2,725,398
Andrew S. Davis	97,044,567	555,207	2,725,398
Kevin M. Freeman	96,604,616	995,158	2,725,398
Bradley R. Gabosch	94,048,221	3,551,553	2,725,398
Greg C. Gantt	93,301,122	4,298,652	2,725,398
John D. Kasarda	89,583,739	8,016,035	2,725,398
Cheryl S. Miller	97,385,275	214,499	2,725,398
Wendy T. Stallings	96,594,000	1,005,774	2,725,398
Thomas A. Stith, III	94,242,014	3,357,760	2,725,398
Leo H. Suggs	90,469,639	7,130,135	2,725,398

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers

The compensation of the Company’s named executive officers was approved, on an advisory basis, by the shareholders based on the following vote:

For	Against	Abstain	Broker Non-Votes
94,432,207	3,092,241	75,326	2,725,398

Proposal 3 – Approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock

The amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock was approved by the shareholders based on the following vote:

For	Against	Abstain
97,224,417	3,075,641	25,114

Proposal 4 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was approved by the shareholders based on the following vote:

For	Against	Abstain
96,791,415	3,482,856	50,901

Proposal 5 – Shareholder Proposal

A shareholder proposal regarding greenhouse gas reduction targets was not approved by the shareholders based on the following vote:

For	Against	Abstain	Broker Non-Votes
23,760,668	73,487,605	351,501	2,725,398

Item 8.01. Other Events.

On May 20, 2024, the Company issued a press release announcing that the Board had declared a quarterly cash dividend of $0.26 per share of common stock, payable on June 19, 2024, to shareholders of record at the close of business on June 5, 2024. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ Kimberly S. Maready
Kimberly S. Maready
Vice President – Accounting & Finance
(Principal Accounting Officer)

Date: May 20, 2024